MERGER AGREEMENT

                                      among

                             GULL LABORATORIES, INC.
                           MERIDIAN DIAGNOSTICS, INC.,
                                  FRESENIUS AG
                                       and
                            MERIDIAN ACQUISITION CO.


                         Dated as of September 15, 1998












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                                       TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.  Definitions............................................................. 1

2.  Basic Transaction....................................................... 4
    2.1    The Merger....................................................... 4
    2.2    The Closing...................................................... 4
    2.3    Actions at the Closing........................................... 4
    2.4    Effect of Merger................................................. 4
    2.5    Procedure for Payment............................................ 5
    2.6    Closing of Transfer Records...................................... 6

3.  Representations and Warranties of Gull and Fresenius.................... 6
    3.1    Organization, Qualification, and Corporate Power................. 6
    3.2    Capitalization................................................... 7
    3.3    Authorization of Transaction..................................... 7
    3.4    Noncontravention................................................. 7
    3.5    Filings with the SEC............................................. 8
    3.6    Events After December 31, 1997................................... 8
    3.7    Undisclosed Liabilities.......................................... 9
    3.8    Brokers' Fees.................................................... 9
    3.9    Insurance........................................................ 9
    3.10   Litigation...................................................... 10
    3.11   Product Warranty................................................ 10
    3.12   Product Liability............................................... 11
    3.13   Employees....................................................... 11
    3.14   Employee Benefits............................................... 11
    3.15   Guaranties...................................................... 13
    3.16   Environment, Health and Safety.................................. 13
    3.17   Intellectual Property........................................... 15
    3.18   Disclosure...................................................... 18
    3.19   Opinion of Financial Advisor.................................... 18
    3.20   Proficiency Surveys............................................. 18
    3.21   Products, Inventories and Operations............................ 18
    3.22   Formulae, Etc., for Products.................................... 20
    3.23   Expiration Dates.  ............................................. 20
    3.24   Subsidiaries and Other Capital Stock............................ 20
    3.25   Real Property................................................... 20
    3.26   Equipment....................................................... 21
    3.27   Contracts and Agreements........................................ 21
    3.28   Accounts Receivable............................................. 21
    3.29   Licenses and Permits............................................ 22
    3.30   Taxes and Tax Returns........................................... 22
    3.31   Transactions With Affiliates.................................... 23


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    3.32   Compliance with Applicable Law.................................. 23
    3.33   General Disclosure Matters...................................... 23
    3.34   Other Disclosures............................................... 23

4.  Representations and Warranties of Meridian
    and the Transitory Subsidiary.......................................... 23
    4.1    Organization.................................................... 24
    4.2    Authorization of Transaction.................................... 24
    4.3    Noncontravention................................................ 24
    4.4    Brokers' Fees................................................... 24
    4.5    Disclosure...................................................... 25
    4.6    Litigation...................................................... 25
    4.7    Available Funds................................................. 25

5.  Representations and Warranties of Fresenius............................ 25
    5.1    Organization.................................................... 25
    5.2    Authorization of Transaction.................................... 25
    5.3    Brokers' Fees................................................... 26
    5.4    Disclosure...................................................... 26
    5.5    Ownership of Stock of Gull Shares............................... 26
    5.6    Transactions with Gull.......................................... 26

6.  Covenants.............................................................. 26
    6.1    General......................................................... 26
    6.2    Notices and Consents............................................ 26
    6.3    Regulatory Matters and Approvals................................ 26
    6.4    Operation of Business........................................... 27
    6.5    Continuance of Operations....................................... 28
    6.6    Due Diligence................................................... 29
    6.7    Notice of Developments.......................................... 30
    6.8    Exclusivity..................................................... 30
    6.9    Bylaw Indemnification........................................... 30
    6.10   Closing Balance Sheet........................................... 31
    6.11   Value of Certain Gull Assets.................................... 31
    6.12   WARN Act Compliance; Severence Obligations...................... 32
    6.13   Service and Other Arrangements.................................. 32
    6.14   Closing Deliveries.............................................. 33
    6.15   Further Meridian Obligations.................................... 33

7.  Covenants of Fresenius; Indemnification................................ 33
    7.1    Voting of Shares................................................ 33
    7.2    Indebtedness of Gull to Fresenius............................... 33
    7.3    Indemnification for Shareholder Actions......................... 34
    7.4    Indemnification by Fresenius.................................... 34
    7.5    Indemnifications by Meridian.................................... 35
    7.6    Zoning Interruptions............................................ 36
    7.7    Indemnification Procedures...................................... 36


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    7.8    Transition...................................................... 37
    7.9    Confidentiality................................................. 37
    7.10   Noncompetition and NonSolicitation Covenants.................... 37
    7.11   Contribution to Capital......................................... 38

8.  Conditions to Obligations to Close..................................... 38
    8.1    Conditions to Each Party's Obligation
           to Effect the Merger............................................ 38
    8.2    Conditions to Obligation of Meridian
           and the Transitory Subsidiary................................... 39
    8.3    Conditions to Obligation of Gull and Fresenius.................. 41

9.  Termination............................................................ 41
    9.1    Termination of Agreement........................................ 41
    9.2    Effect of Termination........................................... 42

10. Miscellaneous.......................................................... 43
    10.1   Survival........................................................ 43
    10.2   Press Releases and Public Announcements......................... 43
    10.3   No Obligations Upon Fresenius Medical Care AG................... 43
    10.4   No Third Party Beneficiaries.................................... 43
    10.5   Entire Agreement................................................ 44
    10.6   Successors and Assignment....................................... 44
    10.7   Counterparts.................................................... 44
    10.8   Headings........................................................ 44
    10.9   Notices......................................................... 44
    10.10  Governing Law................................................... 45
    10.11  Amendments and Waivers.......................................... 45
    10.12  Severability.................................................... 46
    10.13  Expenses........................................................ 46
    10.14  Construction.................................................... 46
    10.15  Incorporation of Exhibits and Schedules......................... 46
    10.16  Jurisdiction.  ................................................. 46

                                       LIST OF EXHIBITS

Exhibit A - Articles of Merger
Exhibit B - Legal Opinion of Counsel to Gull
Exhibit C - Legal Opinion of Counsel to Fresenius
Exhibit D - Legal Opinion of Counsel to Meridian
Exhibit E - Fairness Opinion

                                     DISCLOSURE SCHEDULES



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                                       MERGER AGREEMENT

        THIS MERGER AGREEMENT ("Agreement") is entered into as of September 15, 1998, among GULL LABORATORIES, INC., a Utah corporation ("Gull"), MERIDIAN DIAGNOSTICS, INC., an Ohio corporation ("Meridian"), FRESENIUS AG, a German stock corporation ("Fresenius") and MERIDIAN ACQUISITION CO., a Utah corporation wholly-owned by Meridian ("Transitory Subsidiary").


                                R E C I T A L S:

        This Agreement contemplates a transaction in which Meridian will acquire Gull for cash through a reverse subsidiary merger of the Transitory Subsidiary into Gull.

     Now, therefore, in consideration of the premises and the mutual covenants and undertakings contained hereinafter, the Parties agree as follows.

     1. Definitions.

     Unless the context otherwise requires, capitalized terms used in this Agreement shall have the respective meanings ascribed to them in this Section 1.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Closing Date" has the meaning set forth in Section 2.2.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of Gull and its Subsidiaries that is not already available to the public or generally known in the businesses in which Gull and its Subsidiaries are engaged.

     "Controlled Group of Corporations" has the meaning set forth in Section 1563 of the Code.

     "Disclosure Schedule" has the meaning set forth in Section 3. Information set forth in any section of the Disclosure Schedule shall be deemed to qualify each section of this Agreement without the necessity of expressed reference to such section.

     "Dissenting Share" means any Gull Share held of record by a stockholder who or which has exercised his or its appraisal rights under the Utah Revised Business Corporation Act.

     "Effective Time" has the meaning set forth in Section 2.4.1.




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                                      - 2 -

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multiemployer plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Fairness Opinion" has the meaning set forth in Section 3.19.

     "Fresenius" has the meaning set forth in the preface.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Gull" has the meaning set forth in the preface and includes its Subsidiaries unless the context requires otherwise.

     "Gull Share" means any share of the Common Stock, $0.001 par value per share, of Gull.

     "Gull Stockholder" means any Person who or which is a holder of record of any Gull Shares.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property Assets" has the meaning set forth in Section 3.17.

     "Knowledge" or "to the Knowledge of" means in the case of Gull, the actual knowledge after reasonable investigation of Dr. Silke Humberg, Michael B. Malan, Dr. Fred Rachford, Holly Scribner, Frank J. Simon, Andrew Taylor, John Turner, Dr. Martina Vogel or Dr. Linxian Wu, and in the case of Fresenius, has the meaning set forth in Section 5.

     "Meridian" has the meaning set forth in the preface.

     "Meridian Note" The promissory note of Meridian to be issued to Fresenius at the Closing pursuant to Section 7.2.

     "Merger" has the meaning set forth in Section 2.1.


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                                      - 3 -

     "1997 10-K" has the meaning set forth in Section 3.5.

     "1998 10-Q" has the meaning set forth in Section 3.5.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Paying Agent" has the meaning set forth in Section 2.5.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

     "Products" means all of the products manufactured, produced or distributed by Gull and its Subsidiaries, including, without limitation, the products identified in the Disclosure Schedule.

     "Proxy Materials" means the proxy materials relating to the special meeting.

     "Public Reports" has the meaning set forth in Section 3.5.

     "SEC" means the Securities and Exchange Commission.

     "SEC Filings" has the meaning set forth in Section 6.3.1.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge or other security interest, excepting only (a) mechanic's, materialman's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of securities entitled to vote generally in the election of directors sufficient to elect a majority of the directors. In the case of Gull, Subsidiaries includes non-corporate entities, all or a majority of the equity interest of which are owned by Gull or a Subsidiary of Gull, with the Subsidiaries being Gull Laboratories International, Inc., Gull Laboratories GmbH, Gull Europe S.A., Biodesign, Inc., Gull Laboratories S.A., Gull Laboratories N.V.

     "Third Party Offer" has the meaning set forth in Section 6.8.



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                                      - 4 -

     "Transitory Subsidiary" has the meaning set forth in the preface.

     2. Basic Transaction.

        2.1 The Merger. Subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge into Gull at the Effective Time (the "Merger"). Gull shall be the corporation surviving the Merger.

        2.2 The Closing. The closing of the Merger shall take place at the offices of Keating, Muething & Klekamp, P.L.L., One East Fourth Street, Cincinnati, Ohio 45202, commencing at 10:00 a.m. Eastern time on the second business day following the satisfaction or waiver of all conditions set forth in
Section 8 (other than conditions with respect to actions the respective Parties will take at the closing itself) or such other date and place as the Parties may mutually determine in writing (the "Closing Date").

        2.3 Actions at the Closing. At the closing, Gull will deliver to Meridian and the Transitory Subsidiary the certificates, instruments and documents referred to in Section 8.2. Meridian and the Transitory Subsidiary will deliver to Gull the certificates, instruments and documents referred to in
Section 8.3. On the Closing Date, Gull and the Transitory Subsidiary will file with the Utah Division of Corporations and Commercial Code Articles of Merger in the form attached hereto as Exhibit A, and Meridian will deliver the Merger consideration to the Paying Agent in the manner provided in this Section 2.

        2.4    Effect of Merger.

               2.4.1 General. The Merger shall become effective at the time Gull and the Transitory Subsidiary file the properly executed and certified Articles of Merger with the Utah Division of Corporations and Commercial Code, or at such later time as the parties shall agree and specify in the Articles of Merger (the "Effective Time"). The Merger shall have the effects set forth in the Utah Revised Business Corporation Act. From and after the Effective Time, Gull, as the surviving corporation in the Merger, shall possess all of the rights, privileges, powers and franchises of a public as well as a private nature, and be subject to all of the restrictions, disabilities and duties of each of Gull and the Transitory Subsidiary, as the constituent corporations in the Merger, all as set forth in Section 16-10a-1101, et seq., of the Utah Revised Business Corporation Act.

               2.4.2 Gull Corporate Documents. The Articles of Incorporation and Bylaws of Gull shall be amended at the Effective Time as set forth in the Articles of Merger to be identical to the Articles of Incorporation and Bylaws of the Transitory Subsidiary immediately prior to the Effective Time, except as provided in Section 6.9.

               2.4.3 Directors and Officers. The directors and officers of the Transitory Subsidiary shall become the directors and officers of Gull at the Effective Time.


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                                      - 5 -

               2.4.4 Conversion of Gull Shares. At the Effective Time, by virtue of the Merger and without any further action by Gull, Meridian, Fresenius or the Transitory Subsidiary, each Gull Share then issued and outstanding, other than any Dissenting Share, shall be converted into the right to receive Two Dollars and Twenty-Five Cents ($2.25) in cash without interest, and each Dissenting Share shall be converted into the right to receive payment from Gull with respect thereto to the extent provided by, and in accordance with, the provisions of the Utah Revised Business Corporation Act, provided, however, that the Merger consideration per Gull Share shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of Gull Shares outstanding other than an increase in the number of outstanding Gull Shares resulting from the exercise of options to purchase Gull Shares outstanding on the date hereof. After the Effective Time, no Gull Share shall be deemed to be outstanding, other than Gull Shares issued pursuant to Section 2.4.5,or to have any rights other than those set forth in this Section.

               2.4.5 Conversion of Capital Stock of the Transitory Subsidiary. At and as of the Effective Time, each share of Common Stock of the Transitory Subsidiary shall be converted into one share of Common Stock, $0.001 par value per share, of Gull.

        2.5    Procedure for Payment.

               2.5.1 Immediately after the Effective Time, Meridian will deposit with a commercial bank (the "Paying Agent") a payment fund consisting of cash sufficient for the Paying Agent to make full payment of the Merger consideration to the holders of record immediately prior to the Effective Time of all of the outstanding Gull Shares (other than any Dissenting Shares). Meridian will cause the Paying Agent to mail a letter of transmittal in customary form which shall contain instructions for use in effecting the surrender of such certificates evidencing the outstanding Gull Shares in exchange for the Merger consideration. Upon surrender of a certificate to the Paying Agent for cancella tion, together with a duly executed letter of transmittal and such other documents as may be reasonably requested by the Paying Agent, the holder of such certificate shall be entitled to receive in exchange therefor the amount of cash, without interest, into which Gull Shares theretofore represented by such certificate shall have been converted at the Effective Time; and the certificate so surrendered shall be canceled. In the event of a transfer of ownership of Gull Shares that is not registered in the transfer records of Gull, payment may be made to a Person other than the Person in whose name the certificate so surrendered is registered if such certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such certificate or establish to the satisfaction of Gull, as the surviving corporation, that such tax has been paid or is not applicable. Until so surrendered, each certificate shall be deemed at any time after the Effective Time to represent only the right to receive the amount of cash, without interest, into which Gull Shares theretofore represented



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                                      - 6 -

        by such certificate shall have been converted at the Effective Time pursuant to this Section.

        If a certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Meridian or Gull, upon the posting by such Person of a bond in such amount as Meridian or Gull may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate and upon such Person's compliance with the other requirements set forth herein, the Paying Agent will issue in respect of such lost, stolen or destroyed certificate, the Merger consideration to be received by virtue of the Merger with respect to Gull Shares represented thereby.

               2.5.2 Meridian may cause the Paying Agent to invest the payment fund in securities of a United States commercial bank or of the government of the United States or any state thereof, provided, that the terms and conditions of the investments shall be such as to permit the Paying Agent to make prompt payment of the Merger consideration as necessary. Meridian may cause the Paying Agent to pay over to Gull any net earnings with respect to the investments, and Meridian will deposit promptly with the Paying Agent any portion of the payment fund which is lost through investments.

               2.5.3 Meridian may cause the Paying Agent to pay over to Gull any portion of the payment fund including any earnings thereon remaining 180 days after the Effective Time, and thereafter all former Gull Stockholders shall be entitled to look to Gull, subject to abandoned property, escheat, and other similar laws, as general creditors thereof with respect to the Merger consideration payable upon surrender of their certificates.

               2.5.4 Meridian shall pay all charges and expenses of the Paying Agent.

        2.6 Closing of Transfer Records. After the close of business on the Closing Date, transfers of Gull Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of Gull.

        3. Representations and Warranties of Gull and Fresenius. Gull represents and warrants to Meridian and the Transitory Subsidiary that the statements contained in this Section 3 and the accompanying Disclosure Schedule are correct and complete as of the date of this Agreement.

        3.1 Organization, Qualification, and Corporate Power. Each of Gull and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Gull and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except where the lack of such qualification would not have a material adverse effect on the financial condition of Gull and its Subsidiaries taken as a whole or on the ability of the parties to consummate the transactions contemplated by this Agreement.


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                                      - 7 -

     Each of Gull and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The minute books containing records of meetings of Gull Stockholders, directors and committees of directors, Gull stock certificate books and stock records are each correct and complete. Neither any of Gull nor any of its Subsidiaries is in default under or in violation of any provision of its charter or Bylaws.

        3.2 Capitalization. The entire authorized capital stock of Gull consists of 50,000,000 Gull Shares, $0.001 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. As of the date hereof, 8,016,012 Gull Shares are issued and outstanding and no Gull Shares are held in treasury. No shares of Gull Preferred Stock are outstanding. All of the issued and outstanding Gull Shares have been duly authorized and are validly issued, fully paid and non-assessable. Except as set forth in the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Gull or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Gull or any of its Subsidiaries. Except as set forth in the Disclosure Schedule, all issued and outstanding shares of capital stock of each Subsidiary of Gull have been duly authorized and are validly issued and fully paid and non-assessable and all of such shares are owned of record and beneficially by Gull, free, clear and unencumbered, and Gull or a wholly-owned Subsidiary has sole voting power with respect to all of such shares.

        3.3 Authorization of Transaction. The Board of Directors of Gull, at a meeting duly called and held, has duly adopted resolutions approving this Agreement and the Merger, determining that the terms of the Merger are fair to, and in the best interests of, Gull's Stockholders and recommending that Gull's Stockholders approve and adopt this Agreement and the Merger. Gull has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, subject to approval and adoption of this Agreement and the Merger by the requisite majority-in-interest of Gull Stockholders as provided by the Utah Revised Business Corporation Act. The execution, delivery and performance of this Agreement and the consummation by Gull of the Merger and of the other transactions contemplated hereby have been duly authorized by the Board of Directors of Gull and no other corporate proceedings on the part of Gull are necessary to authorize this Agreement or to consummate the transactions so contemplated other than the requisite stockholder approval. This Agreement has been duly executed and delivered by Gull and, assuming this Agreement constitutes a valid and binding obligation of Meridian and the Transitory
Subsidiary, constitutes a valid and binding obligation of Gull enforceable against Gull in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

        3.4 Noncontravention. Except as set forth in the Disclosure Schedule and, except for filings, permits, authorizations, consents and approvals as may



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                                      - 8 -

be required under applicable requirements of the Securities Exchange Act, the Hart-Scott-Rodino Act, the laws of Utah, the laws of other states in which Gull and its Subsidiaries are qualified to do or are doing business and state takeover laws, and except for requisite Gull Stockholder approval and the filing of Articles of Merger with the Utah Division of Corporations and Commercial Code, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Gull and its Subsidiaries is subject or any provision of the charter or Bylaws of any of Gull and its Subsidiaries or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of Gull and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any Security Interest upon any of its assets, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the financial condition of Gull and its Subsidiaries taken as a whole or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

        3.5 Filings with the SEC. Gull has made all filings with the SEC that it has been required to make under the Securities Exchange Act, including, without limitation, Gull's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K") and Gull's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "1998 10-Q") (the 1997 10-K and 1998 10-Q being referred to collectively as the "Public Reports"). At the time filed with the SEC, each of the Public Reports complied in all material respects with the Securities Exchange Act and the applicable rules and regulations of the SEC thereunder. At the time filed with the SEC, the Public Reports, as of their respective filing dates, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Gull has delivered to Meridian a correct and complete copy of each Public Report.

        3.6    Events After December 31, 1997.

        3.6.1 Except as disclosed in the Public Reports or in the Disclosure Schedule, since December 31, 1997 there has not been any material adverse change in the business, financial condition, cash flows, operations, results of operations or prospects of Gull and its Subsidiaries, taken as a whole.

        3.6.2 Except as set forth in the Disclosure Schedule, since December 31, 1997, neither Gull nor any of its Subsidiaries:

               3.6.2.1 has transferred or encumbered assets or entered into any agreement outside the Ordinary Course of Business or granted any license or sublicense of any rights with respect to any Intellectual Property Assets; or

               3.6.2.2 granted any Security Interest or made any loan or entered into any other transaction with any directors, officers or employees outside the Ordinary Course of Business; or

               3.6.2.3 entered into any employment agreement, modified the terms of any existing employment agreement; or

              3.6.2.4 granted any increase in base compensation to any director, officer or employee; or

               3.6.2.5   adopted, amended or modified any Employee Benefit Plan;
        or

               3.6.2.6 made any capital expenditures or committed to make such expenditures in excess of $10,000; or

               3.6.2.7 reduced or limited the insurance coverages maintained on its behalf or the manner in which it uses, operates or maintains its property; or

               3.6.2.8 made any investments or contributions to any other Person other than in the Ordinary Course of Business, in excess of $10,000, individually or in the aggregate.

        3.7 Undisclosed Liabilities. Except as set forth in the Disclosure Schedule, none of Gull and its Subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any material liability for taxes, except for liabilities set forth in the Public Reports or for which reasonable reserves are maintained, and liabilities which have arisen after June 30, 1998 in the Ordinary Course of Business.

        3.8 Brokers' Fees. Except as set forth in the Disclosure Schedule, none of Gull and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

        3.9 Insurance. The Disclosure Schedule sets forth the following information with respect to each insurance policy, including without limitation policies providing medical, directors' and officers', property, casualty, liability and workers' compensation coverage and bond and surety arrangements, to which any of Gull and its Subsidiaries is a party, a named insured or otherwise the beneficiary of coverage:

               3.9.1      the name, address and telephone number of the agent;

               3.9.2 the name of the insurer, the name of the policyholder and the name of each covered insured;

               3.9.3      the policy number and the period of coverage;

               3.9.4 the scope, including an indication of whether the coverage was on a claims made, occurrence or other basis, and amount, including a description of how deductibles and ceilings are calculated and operate, of coverage; and

               3.9.5 a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy, to Gull's Knowledge: (A) the policy is legal, valid, binding, enforceable and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Merger except that, subject to Section 6.9, coverage of Gull under policies maintained by Fresenius will terminate at the Effective Time; (C) none of Gull and its Subsidiaries nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices) and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Each of Gull and its Subsidiaries has been covered since January 1, 1995 by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. The Disclosure Schedule describes any self-insurance arrangements affecting any of Gull and its Subsidiaries.

        3.10 Litigation. The Disclosure Schedule sets forth each instance in which any of Gull and its Subsidiaries is subject to any outstanding injunction, judgment, order, decree, ruling or charge or is a party or, to Gull's Knowledge is threatened in writing to be made a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator, an adverse determination of which could reasonably be expected to result in any material adverse change in the business, financial condition, cash flows, operations, results of operations or prospects of Gull and its Subsidiaries, taken as a whole.

        3.11 Product Warranty. Except as set forth in the Disclosure Schedule, to Gull's Knowledge, each product manufactured, distributed, sold, leased or delivered by Gull or any of its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments and all expressed and implied warranties. Except as set forth in the Disclosure Schedule, none of Gull and its Subsidiaries has any liabilities in excess of the liabilities set forth in the Public Reports or for which reasonable reserves are maintained for any guaranty, warranty or other indemnity arising from products manufactured, sold, leased or delivered by any of Gull and its Subsidiaries, except for liabilities which are not reasonably expected to result in any material adverse change in the business, financial condition, cash flows, operations, results of operations or prospects of Gull and its Subsidiaries, taken as a whole, and liabilities which have arisen after June 30, 1998 in the Ordinary Course of Business.

        3.12 Product Liability. Except as reserved for in the consolidated financial statements contained in the 1997 10-K or as set forth in the Disclosure Schedule, to Gull's Knowledge, none of Gull and its Subsidiaries has any liability arising out of any injury to any Person or property as a result of the ownership, possession or use of any Product manufactured, distributed, sold, leased or delivered by any of Gull and its Subsidiaries except for any such liabilities which are not reasonably expected to result in any material adverse change in the business, financial condition, cash flows, operations, results of operations or prospects of Gull and its Subsidiaries, taken as a whole.

        3.13 Employees. Except as set forth in the Disclosure Schedule, to Gull's Knowledge, no executive, key employee or group of employees has any plans to terminate employment with any of Gull and its Subsidiaries other than routine terminations which are not reasonably expected to result in any material adverse change in the business, financial condition, cash flows, operations, results of operations or prospects of Gull and its Subsidiaries, taken as a whole. Except as set forth in the Public Reports, none of the employees of Gull or its Subsidiaries are subject to any collective bargaining agreement. Since January 1, 1998, none of Gull or its Subsidiaries have committed an unfair labor practice as such term is defined in federal labor law or similar action under non-United States labor laws, or experienced any strikes, charges of unfair labor practices or other collective bargaining disputes, except for any such practices, strikes, claims or disputes which are not reasonably expected to result in any material adverse change in the business, financial condition, cash flows, operations, results of operations or prospects of Gull and its
Subsidiaries, taken as a whole. Gull has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of Gull and its Subsidiaries.

        3.14   Employee Benefits.

               3.14.1 The Disclosure Schedule lists each Employee Benefit Plan that any of Gull and its Subsidiaries maintains or to which any of Gull and its Subsidiaries contributes.

                      3.14.1.1 Each such Employee Benefit Plan (and each related trust, insurance contract or fund) subject to ERISA substantially complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable laws of United States or non-United States jurisdictions.

                      3.14.1.2 All required reports and descriptions,  including
               Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions, have been filed or distributed appropriately with respect to each Employee Benefit Plan subject to Title I of ERISA. The requirements of Part 6 of Subtitle B of Title 1 of ERISA and of Code Section 4980B have materially been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                      3.14.1.3 All contributions, including all employer contributions and employee salary reduction contributions, which are due prior to the date of this Agreement have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions which are due for any period ending on or before the Closing Date will have been paid on or before the Closing Date to each such Employee Pension Benefit Plan or will have been accrued in accordance with the past custom and practice of Gull and its Subsidiaries. All premiums or other payments which are due for all periods ending on or before the Closing Date will have been paid on or before the Closing Date with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

                      3.14.1.4 Each such Employee Benefit Plan which is an Employee Pension Benefit Plan covering employees in the United States which is intended to be a "qualified plan" under Code
               Section  401(a)  substantially  meets  the  requirements  of Code
               Section 401(a) and has received a favorable determination letter form the Internal Revenue Service or has pending an application for a determination letter which was timely filed.

                      3.14.1.5  The  market  value of  assets  under  each  such
               Employee Benefit Plan which is an Employee Pension Benefit Plan covering employees in the United States, other than any multiemployer plan, equals or exceeds (or does not fail by an amount which is material to Gull to equal or exceed) the present value of all vested and nonvested liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                      3.14.1.6  Gull  has  delivered  to  Meridian  correct  and complete copies of the plan documents and summary plan description, the most recent determination letter received from the Internal Revenue Service (for each Employee Pension Benefit
               Plan), the most recent Form 5500 Annual Report, if applicable, and all related trust agreements, insurance contracts and other funding agreements or other documents which implement each Employee Benefit Plan.

               3.14.2 With respect to each Employee Benefit Plan that any of Gull, its Subsidiaries and the Controlled Group of Corporations which includes Gull and its Subsidiaries maintains or ever has maintained, within the seven years ending on the Closing Date, or to which any of them contributes, contributed within the seven years ending on the Closing Date, or ever has been required to contribute, within the seven years ending on the Closing Date:

                      3.14.2.1 No such Employee Benefit Plan is an Employee Pension Benefit Plan that is subject to Title IV of ERISA.

                      3.14.2.2 To Gull's Knowledge, there have been no prohibited transactions (as defined in ERISA Section 406 and Code
               Section 4975) with respect to any such Employee Benefit Plan subject to Title I of ERISA. No Fiduciary (as defined in ERISA
               Section 3(21)) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to Gull's Knowledge, threatened. Gull has no Knowledge of any basis for any such action, suit, proceeding, hearing or investigation.

               3.14.3 None of Gull, its Subsidiaries and the other members of the Controlled Group of Corporations that includes Gull and its Subsidiaries contributes to, has, within the seven years ending on the Closing Date, contributed to, or been required to contribute to any multiemployer plan or has any liability, including withdrawal liability, under any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

               3.14.4 None of Gull and its Subsidiaries contributes or is required to contribute to any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents, other than in accordance with Code Section 4980B.

        3.15 Guaranties. Except as set forth in the Disclosure Schedule or the Public Reports, none of Gull and its Subsidiaries is a guarantor or otherwise is liable for any material liability or obligation, including indebtedness, of any other Person.

        3.16   Environment, Health and Safety.

               3.16.1 Except as set forth in the Disclosure Schedule, to the Knowledge of Gull, all real property owned, leased or controlled by Gull and the improvements thereon and the soil and groundwater thereunder ("Properties"): (i) do not contain and are not contaminated by any Hazardous Substance; (ii) do not contain and have not previously contained underground storage tanks; (iii) have never been used for the generation, treatment, storage or disposal of any Hazardous Substance (other than routine storage, use and sale of Hazardous Substances from time to time in the Ordinary Course of Business and in compliance, in all material respects, with Environmental, Health and Safety Laws), or for mining, landfilling, dumping, gasoline station, dry cleaning or commercial petroleum product storage purposes; (iv) have never been the subject of any activities representing a violation or alleged violation of, and are not currently under investigation pursuant to, any Environmental, Health or Safety Laws or any obligation to report to or action by a governmental authority pursuant to any Environmental,
        Health or Safety Laws, and are in full compliance with all Environmental, Health or Safety Laws; (v) have not been subject to any release of any Hazardous Substance from any nearby property; (vi) have never been the subject of an environmental audit or assessment, or remedial action or a lien or encumbrance for an environmental problem; and (vii) do not contain asbestos, polychlorinated biphenyls (PCBs) or nuclear fuels or wastes.

               3.16.2 Gull: (i) is, and has been, to its Knowledge, in compliance in all material respects with all applicable Environmental, Health or Safety Laws; (ii) has not received any notices, demand letters or requests for information from any governmental entity or any third party that assert Gull may be in violation of, or liable under, any Environmental, Health or Safety Laws; (iii) is not subject to any notice, order or decree of any court, or governmental entity arising under any Environmental, Health or Safety Laws, except for such matters as do not, individually or in the aggregate, have a material adverse effect on Gull, its business, or its Properties; (iv) has not transported or arranged for the transportation of any Hazardous Substances to any site listed on EPA's National Priorities List of Hazardous Substance Sites or comparable state Hazardous Substance Site List; and (v) is not liable for any Hazardous Substance contamination at any other site or location under any Environmental, Health and Safety Laws. To its Knowledge, Gull has timely and accurately filed every report or notification required to be filed, and has acquired, maintained and timely submitted renewal applications for all necessary certificates and permits and has and is in compliance with such certificates and permits (all of which are listed in the Disclosure Schedule), and has generated and maintained all data, documentation and records required under all Environmental, Health or Safety Laws. Copies of all documents received by Gull from, or submitted by Gull to, any governmental authority, court, or third party concerning any matters arising under any Environmental, Health and Safety Laws, and all reviews, audits, assessments, analyses or other documents pertaining to Environmental, Health and Safety Laws, have been furnished by Gull to Meridian.

               3.16.3 Except as set forth in the Disclosure Schedule, there are not now pending or, to Gull's Knowledge, threatened, and during the preceding five (5) years, there has not occurred any Occupational Safety and Health Act ("OSHA") inspections, complaints, and/or citations relating to Gull's business operations or the places where it conducts its business operations. To Gull's Knowledge, no modifications or changes in or to any of the Properties or the manner in which Gull conducts its business are necessary to continue operations in accordance with applicable OSHA requirements.

               3.16.4  Definitions.

                      3.16.4.1 "Environmental, Health and Safety Laws" means all foreign, federal, state and local laws, statutes, codes, ordinances, regulations, rules, policies, consent decrees, judicial or administrative orders, permits, approvals, or other requirements relating to the protection of human health or the environment,  all  as  amended  or  modified  from  time to time, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. Section 6901, et seq.), the Hazardous Waste Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f, et seq.), the Atomic Energy Act, as amended (42 U.S.C. Section 2014, et seq.), the Federal Insecticide Fungicide and Rodenticide Act, as amended (7 U.S.C. Section 136, et seq.), the Oil Pollution Act of 1990, as amended (33 U.S.C. Section 2701, et seq.), the Emergency Planning and Community Right-to-Know Act of 1986, as amended (42 U.S.C. Section 11001, et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651, et seq.), and the regulations adopted and publications promulgated pursuant thereto, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

                      3.16.4.2 "Hazardous Substance" means any substance, material or waste (a) the presence of which requires investigation or remediation under any Environmental, Health and Safety Laws; or (b) which is defined, characterized, identified, or listed as a hazardous waste, hazardous substance, toxic substance, infectious waste, solid waste, industrial waste, mixed (hazardous and radioactive) waste, pollutant, contaminant or similar term under any Environmental, Health and Safety Laws; or
               (c) which is toxic, explosive, corrosive, reactive, ignitable, flammable, infectious, radioactive, toxic, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority as a threat to human health or safety or the environment; or (d) the presence of which on the property causes or threatens to cause a nuisance upon the property or to adjacent property or poses or threatens to pose a hazard to the health or safety of Persons on or about the property; or (e) the release of which on adjacent properties could constitute a trespass; or (f) which is asbestos or asbestos containing materials; or (g) which is polychlorinated biphenyls; or (h) which contains petroleum or any petroleum-derived products or fractions thereof; or (i) which is dioxin; or (j) which may give rise to liability or is otherwise regulated under any Environmental, Health and Safety Laws.

        3.17   Intellectual Property.

               3.17.1 For purposes of this Section 3.17, the following terms shall have the following meanings:

                      3.17.1.1 "Marks" means names "Gull," "Seagull Design," "Protectoral," "Sportstaff," ":XTrax," "ONLi" or "GeneSTAR" and all fictional business names, trading names, registered and unregistered trademarks, service marks and applications used in the business or owned, used or licensed by Gull;

                      3.17.1.2 "Patents" means the patents, patent applications, and inventions and discoveries that may be patentable that are used in the business and are owned, used or licensed by Gull;

                      3.17.1.3   "Copyrights"   means  all  copyrights  in  both
               published works and unpublished works owned, used or licensed by Gull;

                      3.17.1.4 "Trade Secrets" means all know-how, trade secrets, confidential information, customer lists, internally derived or custom software, technical information, data, process technology, plans, drawings, and blue prints owned, used, or licensed by Gull as licensee or licensor;

                      3.17.1.5  "Software"  means the computer  software and all
               computer  software  code   documentation   commentaries,   owned,
               licensed or used by Gull in the conduct of the business; and

                      3.17.1.6 "Intellectual Property Assets" means collectively the Marks, Patents, Copyrights, Trade Secrets and Software.

               3.17.2 The Disclosure Schedule contains a complete and accurate list and summary description, including any royalties paid or received by Gull, of all agreements relating to its Intellectual Property Assets to which Gull is a party or by which Gull is bound except for any license applied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $2,000 under which Gull is a licensee. There are no outstanding and, to Gull's Knowledge, no threatened disputes or disagreements with respect to any such agreement.

               3.17.3 The Disclosure Schedule contains a complete and accurate list and summary description of all Marks. Except as set forth in the Disclosure Schedule, all Marks that have been registered with the applicable Trademark Office are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date. Except as set forth in the Disclosure Schedule, Gull has taken all necessary actions in accordance with applicable law to maintain and protect each Mark. Except as set for in the Disclosure Schedule, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Gull's Knowledge, no such action is threatened with respect to any of the Marks, nor is there any potentially interfering trademark or trademark application of any third party.

               3.17.4 With respect to the Trade Secrets taken as a whole, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the Knowledge or memory of any individual. Gull has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets.

               3.17.5 Except as listed on the Disclosure Schedule, no action is pending or, to the Knowledge of Gull, threatened with respect to Gull's ownership of, or potential infringements of or any other claims of any nature relating to or arising from its Intellectual Property Assets or the current products of Gull. None of Gull's Intellectual Property Assets, including current products manufactured by Gull, infringe, violate or constitute a misappropriation, or to the Knowledge of Gull in the past infringed, violated or constituted a misappropriation, of any intellectual property rights of any other Person or entity. Neither Fresenius nor Gull has received any complaint, claim or notice and, to Gull's Knowledge, there is no basis for any such complaint, claim or notice. Gull has taken all reasonable measures to protect the proprietary nature and value of each of the Intellectual Property Assets, and to maintain in confidence all Trade Secrets that it owns or uses. No other Person or entity has any rights to any of the Intellectual Property Assets owned or used by Gull, except for licensors of Intellectual Property Assets to Gull or other licensees of
        Intellectual Property Assets to which Gull has not been granted an exclusive license, and to Gull's Knowledge, no other Person or entity is infringing, violating or misappropriating any of the Intellectual Property Assets of Gull.

               3.17.6 Except as set forth in the Disclosure Schedule with respect to "GeneSTAR," Gull does not own or operate any Software developed by it or developed by others exclusively for its use.

               3.17.7 The Software included in the Intellectual Property Assets performs in accordance with the documentation and other written materials used in connection with the Software and is free of defects in programming and operation, is in machine-readable form, contains all currently available computer programs, materials, tapes, object and source codes, other written materials, know-how and processes related to the Software. Gull has made available to Meridian for its review complete and correct copies of all user and technical documentation related to the Software.

               3.17.8 Fresenius and Gull have each kept secret and neither has disclosed the source code for the Software to any Person or entity other than certain employees of Fresenius and Gull who are subject to the terms of a binding confidentiality agreement with respect thereto. Fresenius and Gull have each taken all appropriate measures to protect the confidential and proprietary nature of the Software, including without limitation the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no Patents applied for and no Copyrights registered for any part of the Software. There are no trademark rights of any Person or entity in the names "Gull," "Seagull Design," "Protectoral," "Sportstaff," "XTrax," "ONLi" or "GeneSTAR."

               3.17.9 The Software includes acceptable design and performance specifications so that the Software will not abruptly end or provide invalid or incorrect results during the operation of Gull's business on or after January 1, 2000. The Software is designed to ensure year 2000 compatibility and includes, but is not limited to, date data century recognition, calculations that accommodate same century and multi-century formulas and date values, date data interface values that reflect the century, and includes year 2000 leap year calculations.


        3.18 Disclosure. The Proxy Materials will comply in all material respects with the Securities Exchange Act and the applicable rules and regulations thereunder. None of the information that Gull will supply that is included in the Proxy Materials will, at the time the Proxy Materials are first mailed to Gull's Stockholders or at the time of the meeting of Gull Stockholders, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they will be made, not misleading; provided, however, that Gull makes no representation or warranty with respect to any information that Meridian and the Transitory Subsidiary supply that is included in the Proxy Materials.

        3.19 Opinion of Financial Advisor. Gull has received the opinion of Houlihan Valuation Advisors, a true and correct copy of which is attached as Exhibit E, dated the date of this Agreement (the "Fairness Opinion").

        3.20 Proficiency Surveys. Except as set forth in the Disclosure Schedule, the supply contract pursuant to which Gull provides test specimens to the College of American Pathologists' Proficiency Surveys will not be adversely affected by completion of the Merger.

        3.21   Products, Inventories and Operations.

               3.21.1 Except as set forth in the Disclosure Schedule, the Products manufactured by Gull have at all times been manufactured in compliance in all material respects with all rules and regulations with respect to Good Manufacturing Practices as such may be determined by the Federal Food and Drug Administration ("FDA") or in compliance with all other applicable laws of both the United States and non-United States governments ("GMP Requirements") and in compliance in all material respects with all representations made in any submissions to the FDA or similar non-United States authorities concerning or relating to such Products, including submissions to obtain marketing approval. Gull has maintained its registration of its manufacturing facilities with FDA at all times.

               3.21.2 Except as set forth in the Disclosure Schedule, the finished goods inventories, net of reserves for excess and obsolete inventories, of the Products at the Closing are in good, usable and salable condition, free from any defect, whether latent or patent, and currently of a quality, strength and purity which are in conformity with applicable FDA regulations or similar non-United States laws and regulations. Except as set forth in the Disclosure Schedule, no article in such inventories is adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act or similar non-United States laws or regulations nor is any finished article contained in such inventories an article which may not, under the provisions of Sections 404 or 505 of the said Act, be introduced into interstate commerce for the uses thereof previously made by Gull and all written representations with respect to the Products made by Gull to its customers have been in all material respects true, correct and complete. The inventories of finished goods of the Products are packaged for resale in customary packaging used for those products by Gull.

               3.21.3 Except as set forth in the Disclosure Schedule, the manufacture, use, distribution and sale by Gull of the Products are in accordance in all material respects with the provisions of the applicable authorizations, comply in all material respects with all applicable laws and regulations and do not interfere with the rights of any Person to know-how or to any property right the existence of which would materially adversely affect the value of the Products.

               3.21.4 Except as set forth in the Disclosure Schedule, since June 30, 1998, Gull has not failed to file any report, data, or other information with respect to the Products, the materials or the operation of Gull's plants where the Products are manufactured that is required to be filed with the FDA or any other federal, state or local government agency or non-United States government agency, which failure to file would materially adversely affect the Products, the materials or the operations of Gull's plants where the Products are manufactured. Except as disclosed in the Public Reports or the Disclosure Schedule, Gull is in all material respects in compliance with current federal, state, state agency and local government and other governmental and non-United States government reporting requirements, if any, relating to the Products, the materials and the plant operation where the Products are manufactured.

               3.21.5 All information concerning the Products, the materials and the operation of Gull's plants where the Products are manufactured, including published and unpublished data, relating to the safety and efficacy of the Products, coming to the attention of Gull or Fresenius within two years prior to the Closing Date not already listed on other Disclosure Schedules will be promptly disclosed to Meridian prior to Closing.

               3.21.6 Schedule 3.21.6 sets forth all FDA Form 483 inspectional observations delivered by the FDA to Gull since June 28, 1994. Gull is currently in full compliance with all FDA Form 483 inspectional observations delivered by the FDA to Gull, or Gull has delivered plans of correction to the FDA for compliance in all material respects with all observations of objectionable conditions and practices listed on such FDA Form 483 to the FDA, and such plans of correction have been completed or are being diligently pursued in accordance with the terms and conditions agreed between the FDA and Gull to correct such objectionable practices identified by the FDA on all such FDA Form 483 inspectional reports.

        3.22   Formulae, Etc., for Products

               3.22.1 The Disclosure Schedule contains a true and correct list of the Products in inventory, those being manufactured and those being sold or distributed by Gull and other products or technology related to the Products.

               3.22.2 With respect to the Products currently being manufactured, Gull has a sufficient combination of manufacturing and testing instructions, formulae and other documentation sufficient for the manufacture of such Products in accordance with Gull's current manufacturing practices.

        3.23 Expiration Dates. Except as set forth in the Disclosure Schedule, all of the Products bear an expiration date suitable for sale of the Products in the Ordinary Course of Business which is based upon Gull's available data.

        3.24 Subsidiaries and Other Capital Stock. The Subsidiaries are listed in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, Gull owns all outstanding securities of each of the Subsidiaries. No Subsidiary has outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its capital stock.

        3.25 Real Property. The Disclosure Schedule sets forth a description of all real property of Gull owned, leased or subject to a purchase contract or lease commitment, detailing which properties are owned and which are leased, with a brief description of all buildings and structures thereon (sometimes collectively the "Real Property"). A list of all such purchase contracts or leases is contained in the Disclosure Schedule. With respect to the Real Property that is owned by Gull and identified on the Disclosure Schedule, title to such Real Property is, and at the Effective Time shall be, except to the extent identified in the Disclosure Schedule, good and marketable, fee simple, free and clear of all liens, encumbrances, adverse claims and other matters affecting Gull's title to or possession of such Real Property, including, but not limited to, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, mortgages, security interests, leases, encumbrances and title objections, excepting only (i) liens for real estate taxes not yet due and payable and (ii) such easements, restrictions and covenants presently of record which will not, in Meridian's sole judgment (which judgment will be exercised prior to Closing to the extent such easements, restrictions and covenants have been disclosed in the Disclosure Schedule), interfere with or impair Meridian's intended use of any of the Real Property or reduce the value of any of the Real Property, which easements, restrictions and covenants are listed on the Disclosure Schedule in a manner so that the Real Property to which they relate is readily identifiable (collectively the "Permitted Encumbrances"). At Closing, title to the Real Property owned by Gull shall be insurable by Meridian by a title insurance company reasonably satisfactory to Meridian, at such company's regular rates pursuant to an ALTA 1987 owner's form of policy, free of all exceptions except the aforesaid easements, restrictions and covenants to the extent not objectionable to Meridian. A list of existing title insurance policies is contained in the Disclosure Schedule. Except as set forth in the Disclosure Schedule, all Real Property and the buildings located thereon are in compliance in all material respects with applicable zoning laws and regulations. All buildings and structures owned or leased by Gull, and the mechanical components (including HVAC systems), roofs, fixtures and equipment located therein or thereon, are now, and at the Closing Date will be, in good operating condition and repair, subject only to normal maintenance and repair, fit for the uses for which they are intended, and no material repairs will need to be made as of the Closing Date to continue the use of such buildings and structures as presently used.

        3.26 Equipment. Gull shall deliver to Meridian prior to Closing a computer generated asset register which will list all material items of machinery, equipment and similar property, including vehicles, owned by Gull on the Closing Date. All such machinery, equipment and similar property, including vehicles, shall be in good working order on the Closing Date. Except as set forth in the Disclosure Schedule, all equipment owned by Gull and placed with customers has been validated for the specific Gull tests that run on that equipment.

        3.27 Contracts and Agreements. The Disclosure Schedule sets forth a description of all contracts and agreements, whether written or oral, and all amendments thereto or modifications thereof to which Gull is a party or by which it is bound, which involve future payments by or to Gull of $25,000 or more, other than contracts which are terminable by Gull upon thirty days or less notice without cost or expense to Gull, and all notes, mortgages, pledges, deeds of trust, security, loan or credit agreements and similar instruments or arrangements to which Gull is a party or by which it is bound and all amendments or modifications thereof (collectively the "Contracts"), together in each case with copies of all such agreements, contracts and other instruments as Meridian may reasonably request. Except as set forth in the Disclosure Schedule:

               3.27.1 Each Contract is a valid and binding agreement of Gull and, to the best of Gull's Knowledge, is a valid and binding agreement of the other parties thereto;

               3.27.2 Gull has fulfilled all obligations required pursuant to each Contract to have been performed by Gull on its part prior to the date hereof, and Gull has no reason to believe that it will not be able to fulfill, when due, all of Gull's obligations under the Contracts that remain to be performed after the date hereof; and

               3.27.3 There has not occurred any default under any Contract on the part of Gull; Gull does not have any Knowledge that any default under any Contract on the part of the other parties thereto has occurred; and Gull does not have any Knowledge that any event has occurred which with the giving of notice or the lapse of time, or both, would constitute any default under any of the Contracts.

        3.28 Accounts Receivable. All accounts receivable of Gull that are reflected in the financial statements contained in the 1998 10-Q are valid obligations arising from sales actually made or services actually performed in the ordinary course of business of Gull. Except as set forth on the Disclosure Schedule, there is no contest, claim or right of set-off, other than returns in the ordinary course of business of Gull, under any contract or arrangement with any obligor of an accounts receivable relating to the amount or validity of such accounts receivable.

        3.29 Licenses and Permits. The Disclosure Schedule sets forth a list of, and Gull is in possession of, all licenses, permits for the development, manufacture and marketing of products pursuant to such licenses and permits of Gull, other than any permit, the absence of which does not have a material adverse effect upon the business, financial condition or prospects, and states that the permits are valid and in full force and effect. Except as set forth in the Disclosure Schedule, Gull is in compliance in all material respects with all conditions or requirements imposed by or in connection with the permits and with respect to the conduct of its business. Gull has received no notice of, and there is not to the Knowledge of Gull, any reason to believe that any authority intends to cancel, terminate or modify any of the permits or adopt or modify rules and regulations which would adversely affect the permits.

        3.30 Taxes and Tax Returns. Gull will, between the date hereof and the Closing Date, and through the date of this Agreement has, duly and timely filed all federal, state and local (United States and all foreign jurisdictions) tax returns required to be filed by it (unless a valid extension therefore has been granted), and all such returns are, or will be when filed, true, complete and correct in all material respects. Gull has, or will have prior to the Closing Date, duly and timely paid or made adequate provision for the payment of all taxes, assessments and other governmental charges which have been incurred as set forth in the aforementioned tax returns or are otherwise due and payable with respect to periods ending on or prior to the Closing Date. All sales taxes required through the date of this Agreement to be collected and remitted by Gull have been properly collected and remitted. All sales taxes will continue to be properly collected and remitted to the extent required, up to and through the Closing Date. All necessary sales tax exemption certificates have been obtained by Gull and all such certificates have been properly completed and maintained. No tax return, except as set forth in the Disclosure Schedule, filed by Gull is under audit or examination by any taxing authority and there are no applications or agreements for the extension of the time for the filing of any tax return or for the assessment of any amounts of tax nor any consent to an extension of the period of limitations applicable to such assessment or to the collection of any tax. No issues have been raised in connection with any prior or pending inquiry into, or audit of, any tax filings of Gull which may be expected to be raised in the future by such taxing authorities and no facts exist or have existed which would constitute grounds for the assessment of any further tax liabilities, which individually or in the aggregate are material with respect to the periods which have not been examined by the taxing authority of the relevant jurisdiction. Gull has made available to Meridian true and complete copies of all United States federal, state and local income tax returns and similar tax returns filed with non-United States jurisdictions which it has filed for each of the past three years as set forth in the Disclosure Schedule together with copies of all schedules, work papers, elections, tax depreciation schedules and other documents which were used in the preparation of each such tax return. There are no liens for taxes upon the assets of Gull except for liens for taxes not yet due. As used herein, "taxes" mean all net income, gross income, gross receipts, value added, sales, use, transfer, franchise, profits, withholding, payroll, employment, excise, severance, property or windfall profits taxes, or other taxes of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or non-United States, upon Gull with respect to all periods or portions thereof ending on or before the Effective Time and/or any liability of Gull for the payment of any amounts of the type described in the immediately preceding clause as a result of being a member of an affiliated or combined group or a Controlled Group of Corporations.

        3.31 Transactions With Affiliates. Except as set forth in the Public Reports or the Disclosure Schedule and except for compensation or other customary employee benefits provided in the Ordinary Course of Business, since December 31, 1997, Gull has not entered into, or been a party to, any transaction with a value in excess of $5,000 which provided for payment to or from, or the transfer of, any property of Gull to or from any Gull Stockholders, any director, officer or other employee of Gull, to any member of the family of any such Person or to any corporation, partnership, trust or other entity in which any such Person has an ownership interest or is an officer, director, partner or trustee.

        3.32 Compliance with Applicable Law. Except as set forth in the Disclosure Schedule, Gull is conducting and has conducted its business so as to comply, in all material respects with all applicable laws, ordinances, regulations, decrees and orders, of any governmental entity, domestic or non-United States, including without limitation compliance with the National Labor Relations Act, as amended, the Welfare and Pension Plans Disclosure Act, the Fair Labor Standards Act and Equal Pay Act, Title 7 of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and any other law, ordinance, regulation, decree or order, except, in each case, for any failure to comply which is not reasonably likely to have a material adverse effect on the financial condition, business, properties, reputation, results of operations or prospects of Gull, Meridian and the Transitory Subsidiary.

        3.33 General Disclosure Matters. No representation or warranty by Gull contained in this Agreement, the Disclosure Schedule attached hereto or in any statement or certification furnished or to be furnished to Meridian pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

        3.34 Other Disclosures. Notwithstanding the foregoing Section 3.1 through Section 3.33, if Meridian has actually received notice of or has actual knowledge of a fact or matter, such fact or matter shall be deemed to have been disclosed to Meridian as required by this Agreement.

        4. Representations and Warranties of Meridian and the Transitory Subsidiary. Each of Meridian and the Transitory Subsidiary represents and warrants to Gull and Fresenius that the statements contained in this Section are correct and complete as of the date of this Agreement.

        4.1 Organization. Meridian and the Transitory Subsidiary are corporations each duly organized, validly existing, and in good standing under the laws of Ohio and Utah, respectively. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby. Meridian has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

        4.2 Authorization of Transaction. Each of Meridian and the Transitory Subsidiary has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Meridian and the Transitory Subsidiary and the consummation by Meridian and the Transitory Subsidiary of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Meridian and the Transitory Subsidiary. No vote of Meridian's stockholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Meridian and the Transitory Subsidiary and, assuming this Agreement constitutes a valid and binding obligation of Gull and Fresenius, constitutes a valid and binding obligation of each of Meridian and the Transitory Subsidiary enforceable against Meridian and the Transitory Subsidiary in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

        4.3 Noncontravention. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act, the Hart-Scott-Rodino Act, the laws of Utah, the laws of other states in which Gull is qualified to do or is doing business and state takeover laws, and except for the filing of Articles of Merger with the Utah Division of Corporations and Commercial Code, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either Meridian or the Transitory Subsidiary is subject or any provision of the charter or Bylaws of either Meridian or the Transitory Subsidiary or conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which either Meridian or the Transitory Subsidiary is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

        4.4 Brokers' Fees. Neither Meridian nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of Gull, Fresenius or their Subsidiaries could become liable or obligated.

        4.5 Disclosure. None of the information that Meridian and the Transitory Subsidiary will supply specifically for use in the Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

        4.6 Litigation. As of the date of this Agreement, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Meridian and the Transitory Subsidiary, threatened against Meridian or any of its Subsidiaries that could reasonably be expected to prevent or materially delay the consummation of the Merger. As of the date of this Agreement, neither Meridian nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to prevent or materially delay the consummation of the Merger.

        4.7 Available Funds. At the closing, Meridian will have sufficient funds available to pay the Merger consideration and to fulfill and satisfy its other obligations to Fresenius under this Agreement.

        5. Representations and Warranties of Fresenius. Fresenius represents and warrants to Meridian that the statements contained in this Section and the representations and warranties of Gull set forth in Section 3 and the accompanying Disclosure Schedule are correct and complete as of the date of this Agreement provided that matters represented to Knowledge of Gull shall in this respect be represented to the Knowledge of Fresenius based on the actual Knowledge of Rainer Baule or Yorck Schmidt. Nothing in this Section 5 shall constitute a representation by Fresenius as to the Knowledge of Gull.

        5.1 Organization. Fresenius is a corporation duly organized and validly existing under the laws of Germany.

        5.2 Authorization of Transaction. Fresenius has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Fresenius and the consummation by Fresenius of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Fresenius and no other corporate proceedings on the part of

Fresenius are necessary to authorize this Agreement or to consummate the transactions so contemplated, subject to approval by the Supervisory Board of Fresenius. No vote of Fresenius' stockholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Fresenius and, assuming this Agreement constitutes a valid and binding obligation of Gull, Meridian and the Transitory Subsidiary, constitutes a valid and binding obligation of Fresenius enforceable against Fresenius in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

        5.3 Brokers' Fees. Fresenius has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any of Gull and its Subsidiaries could become liable or obligated.

        5.4 Disclosure. None of the information that Fresenius will supply specifically for use in the Proxy Materials will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they will be made, not misleading.

        5.5 Ownership of Stock of Gull Shares. Fresenius warrants that it owns 4,930,693 Gull Shares free, clear and unencumbered and has sole voting power with respect to all of such Gull Shares.

        5.6 Transactions with Gull. The Public Reports or the Disclosure Schedule sets forth all material business arrangements or relationships that Fresenius or any of its Affiliates have had with Gull or any of its Subsidiaries since January 1, 1997. Except as set forth in the Disclosure Schedule, neither Fresenius nor any of its Affiliates owns any asset used in the business of Gull and its Subsidiaries.

        6. Covenants. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

        6.1 General. Each Party will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement including satisfaction, but not waiver, of the closing conditions set forth in
Section 8.

        6.2 Notices and Consents. Gull will give any notices, and will cause each of its Subsidiaries to give any notices, to third parties and will use its reasonable best efforts to obtain, and will cause each of its Subsidiaries to use its reasonable best efforts to obtain, any third party consents, that Meridian reasonably may request in connection with the matters referred to in
Section 3.4.

     6.3 Regulatory Matters and Approvals. Each of the Parties will, and Gull will cause each of its Subsidiaries to, give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section Section 3.4 and 4.3. Without limiting the generality of the foregoing:

               6.3.1 Securities Exchange Act. Gull will promptly after the execution of this Agreement prepare and file with the SEC preliminary proxy materials and any other statements or filings required under the Securities Exchange Act relating to the special meeting and the transactions contemplated hereunder (the "SEC Filings"). Gull will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings in connection therewith that may be necessary, proper or advisable. Meridian, the Transitory Subsidiary and Fresenius will provide Gull with whatever information and assistance in connection with the foregoing filings that Gull reasonably may request. Each of Gull, Meridian, the Transitory Subsidiary and Fresenius shall correct promptly any such information specifically provided by it which shall have become false or misleading in any material respect. Gull shall take all steps necessary to file or to cause to be filed with the SEC and have cleared by the SEC any amendment or supplement to the preliminary proxy statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to Gull Stockholders, in each case as and to the extent required by applicable law.

               6.3.2 Special Meeting. Gull will call a special meeting of Gull Stockholders, as soon as reasonably practicable in order that Gull Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Utah Revised Business Corporation Act. Gull will mail the Proxy Materials to its Stockholders as soon as reasonably practicable after clearance thereof by the SEC. Gull shall, through its Board of Directors, recommend to its Stockholders adoption of this Agreement and approval of the Merger and shall not withdraw such recommendation; provided, however, that Gull's Board of Directors shall not be required to make and shall be entitled to withdraw such recommendation if the Fairness Opinion shall be withdrawn or if Gull's Board of Directors reasonably concludes, for any other reason, in good faith after consultation with, and based on the advice of, its outside counsel, that the making of or the failure to withdraw, such recommendation would be inconsistent with the fiduciary obligations of Gull's Board of Directors under applicable law.

               6.3.3 Hart-Scott-Rodino Act. Meridian and Fresenius will file Notification and Report Forms and related material with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and each will use its reasonable best efforts to obtain, an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable.

     6.4 Operation of Business. Gull will, and will cause its Subsidiaries to, engage only in practices, and only take actions, or enter into transactions in the Ordinary Course of Business. In addition, during the period from the date of this Agreement through the Effective Time, Gull will not and will not cause or permit any of its Subsidiaries to do any of the following without, in each instance, the prior written consent of Meridian, which consent shall not be withheld unreasonably:

               6.4.1 none of Gull and its Subsidiaries will authorize or effect any change in its Articles of Incorporation, Charter or Bylaws;

               6.4.2 none of Gull and its Subsidiaries will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock except upon the exercise of options, warrants, and other rights currently outstanding;

               6.4.3 none of Gull and its Subsidiaries will declare, set aside, or pay any dividend or distribution with respect to its capital stock, whether in cash or in kind, or redeem, repurchase, or otherwise acquire any of its capital stock other than repurchases of outstanding options to purchase Gull Shares;

               6.4.4 none of Gull and its Subsidiaries will issue any note, bond, or other debt security or, other than in the Ordinary Course of Business, create, incur, assume or guarantee any indebtedness for borrowed money or capitalized lease obligation except for financing provided by Fresenius and except for extensions or refinancings of existing indebtedness;

               6.4.5 none of Gull and its Subsidiaries will impose or permit or cause to be imposed any Security Interest upon any of its assets outside the Ordinary Course of Business;

               6.4.6 other than purchases of inventory in the Ordinary Course of Business, none of Gull and its Subsidiaries will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person in amounts exceeding $10,000 in any one or related group of transactions;

               6.4.7 none of Gull and its Subsidiaries will make any change in employment terms, policies or practices for any of its directors or officers or make any change in employment terms, policies or practices for its non-officer employees outside the Ordinary Course of Business;

               6.4.8 none of Gull and its Subsidiaries will commit to do any of the foregoing; and

          6.4.9 Gull shall preserve all manufacturing instructions, formulae and other documentation and all available information concerning the Products under development and shall disclose to Meridian all manufacturing processes and Trade Secrets possessed by Gull relating to the Products.

        6.5 Continuance of Operations. Gull will, and will cause each of its Subsidiaries to, use its reasonable efforts to keep its business and property substantially intact, including its present operations, its physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees and operate so as to maintain the levels of finished and raw goods inventory and sales activity consistent with its practices during the preceding twelve months. Gull shall take such steps as are appropriate so at the closing it will have on hand finished goods inventory of the Products listed below, which represent approximately 80% of Gull's sales on a unit basis, during the six months ended September 9, 1998, and which will be sufficient to meet normal sales demand for the next four months following the Closing Date.
The listing of products is:


ANALYTE                                         H2E150-E/EIA HSV 2 IgM
XX715-E/GULLSORB                                EA101-E/IFA EBV-EA
EBE150/EIA EBV IgM PEMA                         EB211-E/IFA EBV IgG
4870311/EIA EBV IgG PEMA                        RBE100-E/EIA RBOLA IgG
EBE150-E/EIA EBV IgM                            XX710-E/GULLSORB
4870011/IFA EBV IgG PEMA                        LDE150/EIA LYME IgM
EB100-E/IFA EBV IgG                             EB251-E/IFA EBV M PCK
4870031/IFA EBV IgM PEMA                        RUE100-E/EIARBELA IgG
EBE100/EIA EBV IgG                              H2I101-E/EIA HSVTS IgG
EB150-E/IFA EBV IgM                             EN100-E/IFA EBNA
XX71AN/GULLSORB PEMA                            VZE101-E/EIA VZV QQ
4870331/EIA EBNA PEMA                           CME150-E/EIA CMV IgM
TCE100-E/EIA CHAGAS                             H2E100-E/EIA HSV IgG
4870321/EIA EBV IgM PEMA                        CME100/EIA CMV IgG
H1E150-E/EIA HSV 1 IgM


     6.6 Due Diligence. Fresenius and Gull will each, and will cause Gull's Subsidiaries to, permit representatives of Meridian to have reasonable access at reasonable times upon reasonable notice to all premises, properties, personnel, books, records including tax records, contracts, and documents of or pertaining to each of Gull and its Subsidiaries. Such parties will also furnish Meridian and its representatives with all such information and data concerning the affairs of Gull as Meridian reasonably may request for the purpose of verifying the representations and warranties made herein and further investigating the business and affairs of Gull. In furtherance thereof, Gull will permit Meridian, in a manner approved by Gull, to make contact with all members of management of Gull and its Subsidiaries, with their customers and with such other Persons with which Gull has been conducting business. The performance of this due diligence by Meridian will be conducted as expeditiously as practical. Meridian's performance of due diligence of the acquisition of information by Meridian shall not relieve Gull or Fresenius from any representation, warranty or covenant made by either of them in this Agreement. Fresenius or Gull will provide Meridian with the appropriate occupancy upon commercially reasonable terms in the German facilities of Fresenius or Gull until the closing. All information obtained by Meridian or the Transitory Subsidiary pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement dated November 18, 1997 between Gull and Meridian (the "Confidentiality Agreement"). Each of Gull, Meridian and the Transitory Subsidiary hereby expressly affirms the terms of, and acknowledges that it is bound by, such Confidentiality Agreement and agrees and acknowledges that such terms and the Confidentiality Agreement shall survive the termination of this Agreement.

        6.7 Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section Section 3, 4 and 5. No disclosure by any Party pursuant to this Section, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant unless the Party closes the transaction after receipt of such written disclosure.

        6.8 Exclusivity. Each of Fresenius and Gull will not, and will not cause or permit any of its employees or agents to, solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to a tender or exchange offer, a merger, consolidation or other business combination involving Gull or any of its Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or substantial portion of the assets of, Gull or any of its Subsidiaries (a "Third Party Offer"); provided, however, that
Fresenius, Gull and their respective directors and officers may engage in discussions or negotiations with, or furnish information concerning Gull and its properties, assets and business to any Person which makes a Third Party Offer if the Board of Directors of Gull reasonably concludes in good faith after consultation with, and based on the advice of, its outside counsel, that the failure to take such action would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law; and provided further, that notwithstanding anything to the contrary herein contained, the Board of
Directors of Gull may take and disclose to Gull Stockholders a position contemplated by Rule 14e-2 promulgated under the Securities Exchange Act, comply with Rule 14d-9 thereunder and make all disclosures required by applicable law in connection therewith and such actions shall not be considered a breach of this Section of this Agreement. Gull shall promptly, but in no case later than 48 hours, notify Meridian of a decision by Gull to engage in discussions or negotiations with, or furnish information concerning Gull or its properties, assets or business to, any Person or of the receipt of any Third Party Offer providing Meridian with a summary of the material terms thereof and the identity of the offeror. Gull shall afford Meridian two business days to respond with a counteroffer to any Third Party Offer. Should this process result in a substantial amount of assets or stock of Gull being sold to another party, Gull and Fresenius will be jointly and severally obligated to pay Meridian $350,000 to compensate Meridian for its time and costs involved in the transaction contemplated by this Agreement. Any such payment will be made promptly in immediately available United States funds.

        6.9 Bylaw Indemnification. The Bylaws of Gull, as the surviving corporation, shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and Bylaws of Gull on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of five years after the Effective Time in any manner that would adversely affect the rights thereunder of Persons who at any time prior to the Effective Time were prospective indemnitees under the Articles of Incorporation or Bylaws of Gull in respect of actions or omissions occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement, unless such modification is required by law. For a period of five years after the Effective Time, Meridian will reimburse Fresenius for its actual out-of-pocket costs for the maintenance of "tail coverage" of Gull's officers and directors pursuant to Fresenius' existing insurance policy covering such matters to the extent that such coverage may be purchased with premium payments for such tail coverage established as of the Closing Date or Meridian may, at its option, maintain such coverage with a United States nationally-recognized insurer.

        6.10 Closing Balance Sheet. At Meridian's expense, Gull will prepare a balance sheet as of the Closing Date in accordance with GAAP, except as provided in Section 6.11, which will be audited by Arthur Andersen LLP in accordance with generally accepted auditing standards. Matters which are subject to judgment will be treated in a manner consistent with Gull's historical accounting practices provided such practices are in accordance with GAAP.

        6.11   Value of Certain Gull Assets.

               6.11.1 Subject to Section Section 6.11.2 and 6.11.3, Fresenius and Gull represent and covenant that the balance sheet prepared as of the Closing Date will contain the values shown for the following assets adjusted to reflect the proceeds from any realization of such assets since May 31, 1998 recorded in a manner consistent with Gull's historical accounting practices:

             ASSETS                                           VALUE

Hodges Accounts Receivable                     0 - Gull to write off
Dental Protocol Patent Corp.                   0 - Gull to write off
Standard Engineering Purchase Deposit          0 - Gull to write off
Hypreps                                        0
MRX's                                          0
Omni's and Components                          0 - Gull to write off
Duets Instruments                              $1,091,000
Duet Components and Miscellaneous              $146,000
Equipment, Inventory and Certifications
Bio Lab 300 -200                               $320,000
Instrumentation Classed as fixed asset         $472,000
Notes Receivable - Instruments                 $900,000
Bartels Accounts Receivable                    $180,000
Inventory                                      To be based on physical inventory
                                               in the audited balance sheet
                                               specified in Section 6.10
Deferred Tax Assets and Income Tax Refund      1,000,000
Receivable

               6.11.2 Duet Instrument Sales. Commencing on the Closing Date and continuing through December 30, 1999, Meridian shall use, and shall cause Gull to use, its and Gull's respective best commercial efforts to effect sales and rental placements of Duet Instruments. Provided Meridian shall have satisfied its obligations under this Section 6.11.2, Meridian shall be entitled to offset against the principal installment of the Meridian Note due December 31, 1999 an amount equal to $1,091,000 minus the historical acquisition cost of all Duet Instruments sold or placed under rental agreements by Gull, Meridian and their Subsidiaries during such period, provided, however, that the maximum amount of such offset shall be $545,000.

               6.11.3 Deferred Tax Assets; Income Tax Refund Receivable. Meridian shall be entitled to offset against the installment of principal of the Meridian Note due December 31, 1999 a sum equal to the amount by which $1,000,000 exceeds the portion of Gull's deferred tax assets and income tax refund receivable which, in accordance with the advice of Arthur Andersen Europe is, was or will be in the future available for utilization by Meridian or any of its Subsidiaries prior to December 31, 1999, provided, however, that the maximum amount of any such offset shall be $500,000. As a condition to Meridian's right of offset pursuant to this Section 6.11.3, Meridian shall deliver to Fresenius, on or before December 30, 1999, an opinion of Arthur Andersen Europe stating that the deferred tax assets and income tax refund receivable are not, were not and will not be technically available in the future for utilization by Meridian or its Subsidiaries.

        6.12 WARN Act Compliance; Severence Obligations. Meridian shall comply with the Worker Adjustment and Retraining Notification Act of 1988 or it shall pay all wages, benefits and fines and other amounts due as a result of its failure to do so. Gull shall use its best efforts to cause commitments to be made by such employees of Gull as Meridian deems necessary to remain employed by Gull. Meridian shall be responsible for all severance pay, costs to cancel outstanding options to purchase Gull Common Stock held by Gull employees and by Eugene Malone or other payments in lieu of compensation due and payable and required to be paid with respect to any employees of Gull terminated after the closing.

        6.13 Service and Other Arrangements. All service agreements, leases, licenses and other agreements similar in nature between Fresenius and its Subsidiaries and Gull and its Subsidiaries will continue in full force and effect subject to the right, after the Closing Date, of Gull or its Subsidiaries to cancel any or all such agreements from time to time prior to termination by their terms upon 30 days written notice to Fresenius. Any inventory of Gull not relabeled by the Closing Date may continue to be sold with a Fresenius label or relabeled at Fresenius' expense.

        6.14 Closing Deliveries. The Share Pledge Agreement dated July 17, 1997 by and between Gull Laboratories, Inc. and Fresenius AG will be released at the closing upon Fresenius's receipt of any Meridian Note due pursuant to this Agreement.

        6.15 Further Meridian Obligations. Meridian shall take all reasonable steps at its expense to provide the College of American Pathologists with the information necessary for the College of American Pathologists to determine whether to give its written consents called for in Section 8.2.13 for Meridian's assumption of control of Gull and to the transfer of the location of production specified therein.

        7.     Covenants of Fresenius; Indemnification.

        7.1 Voting of Shares. Subject to the receipt by directors of Gull of the Fairness Opinion and compliance with the Hart-Scott-Rodino Act as stated in
Section 6.3, Fresenius will vote all of the Gull Shares owned by it as stated in
Section 5 in favor of the Merger at the special meeting of Stockholders of Gull called to vote upon the Merger. Fresenius shall not be obligated to vote such shares in favor of the Merger if the Fairness Opinion is withdrawn for reasons other than the appearance of a Third Party Offer. In addition, Fresenius shall not be obligated to vote such shares in favor of the Merger if the Fairness Opinion is withdrawn because of the appearance of a Third Party Offer, but in such case Fresenius will pay to Meridian the entire amount of consideration received by Fresenius in excess of $11,094,059 through the consummation of a transaction pursuant to such Third Party Offer. Fresenius will retain ownership and all voting rights to the Gull Shares owned by it through the closing.

        7.2 Indebtedness of Gull to Fresenius. Upon the closing of the Merger all amounts then owed by Gull to Fresenius will be reduced by a contribution by Fresenius to the capital of Gull to the extent of any reductions in the shareholders' equity of Gull that occurs from December 31, 1997 through the Closing Date. Any remaining amounts owed by Gull to Fresenius, including accrued interest, will be represented by a note of Meridian payable to Fresenius to the extent of 50% of the principal on June 15, 1999 and the balance on December 31, 1999 together in each case with interest on the unpaid balance at 7 1/2% per annum. Should the reduction in shareholders' equity, including without limitation reductions established through Section Section 6.11.2 and 6.11.3, exceed the aforesaid amounts owed by Gull to Fresenius, the balance will be paid to Meridian by Fresenius at the closing and at the time of determination provided in Section Section 6.11.2 and 6.11.3. Fresenius will continue to finance Gull through the closing of the Merger in amounts and to the extent and on terms and conditions consistent with Fresenius' past practices in financing Gull. The amount of any such reduction in the shareholder's equity shall be as determined by the balance sheet prepared as of the Closing Date as called for in
Section 6.10. Should the parties not agree on the closing balance sheet, any areas of disagreement shall be resolved by an accounting firm jointly picked by the accounting firms that audited Gull's and Meridian's last annual financial statements.

        7.3 Indemnification for Shareholder Actions. Fresenius will indemnify and hold harmless Meridian and Gull, and their officers, directors, employees, agents and Subsidiaries from and against any and all claims and demands brought by Gull Stockholders or Fresenius shareholders against any of them with respect to matters arising prior to the Closing Date including, without limitation, the matters contemplated by this Agreement, other than amounts paid by Meridian or Gull to dissenting Gull Stockholders and expenses incurred in related appraisal proceedings. The obligations of Fresenius will be limited to $11,094,059. Meridian will indemnify and hold harmless Fresenius and Gull, and their officers, directors, employees, agents and Subsidiaries from and against any and all claims and demands brought by Meridian shareholders against any of them with respect to the matters contemplated by this Agreement including, without limitation, with respect to information provided by Meridian in writing for inclusion in the proxy statement of Gull for submission to Gull Stockholders to vote upon the Merger. The obligations of Meridian will be limited to $3 million.

               7.3.1 Promptly after receipt by an indemnified party of written notice of the commencement of any action or proceeding threatened or initiated with respect to which a claim for indemnification is to be made pursuant to this



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                                     - 35 -

Section, the indemnified party will give written notice to the indemnitor of the commencement of such action; provided the failure to give notice shall not relieve the indemnitor of its obligations hereunder except to the extent that the indemnitor is actually prejudiced by such failure to give notice. Unless in the indemnified party's reasonable judgment a conflict of interest between the Persons indemnified and the indemnitor may exist in respect of the claim, the indemnitor shall be entitled to participate and to assume the defense of such claim, jointly with any other such claim to the extent that it may desire with counsel reasonably satisfactory to the indemnified party as the case may be. After notice from the indemnitor of its election to assume the defense thereof, the indemnitor will not be liable to the Persons indemnified for any legal or other expenses subsequently incurred by them in connection with the defense thereof. The indemnitor will not consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term given by the claimant or plaintiff to the Persons indemnified, a release from all liability with respect to such claim or litigation. The indemnitor shall not be liable for any settlement of any such claim or action effected without its written consent.

               7.3.2 If the matters giving rise to indemnification stated above become subject to a final judgment of a court of competent jurisdiction which allocates the relative liability for payment of any such claims or demands by shareholders of Fresenius, Gull or Meridian, the liability that would otherwise be that of an indemnitor shall instead be allocated among Fresenius, Gull or Meridian. The allocation will be in such proportions as is appropriate to reflect the relative fault of the particular parties in connection with the statements or omissions or actions or inactions which resulted in such claims or damages of third parties, as determined in such final judgment.

        7.4 Indemnification by Fresenius. Fresenius shall indemnify Meridian with respect to and hold Meridian harmless from any liability, cost or expense which Gull or Meridian may directly or indirectly incur or suffer by reason of, or which results from, arises out of or is based upon the inaccuracy of any representation, warranties of and failures to comply with covenants made by Fresenius or Gull herein. Without limiting the generality of the foregoing, the indemnity obligation of Fresenius with respect to the representations of Gull contained in Section 3 shall extend to all representations and warranties of Gull as stated in Section 3 and not be limited to those of which Fresenius has actual Knowledge. This indemnity shall also cover any liabilities, costs or expenses reasonably incurred which Gull or Meridian may directly or indirectly incur or suffer by reason of, or which result from, or arise out of, or are based upon a bankruptcy matter pending in Germany entitled Gull GmbH v. Bamphi, a notice given Gull by INCSTAR Corporation on June 5, 1996 relating to patents dealing with Epstein Barr Virus and with respect to certain validation questions described in Section 3.26 of the Disclosure Schedule, in each case to the extent that such liability, cost or expense exceeds the amount accrued therefor on the closing balance sheet called for by Section 6.10.

        The indemnification granted by Fresenius with respect to representations and warranties and failures to comply with covenants made by, Gull, is not intended to be a guarantee or surety but rather the direct, unqualified and



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                                     - 36 -

continuing obligation of Fresenius in its capacity as a majority shareholder of Gull extended to Meridian as an inducement for Meridian to enter into and perform this Agreement in reliance in part upon the representations, warranties and covenants of Gull and in consideration of the representations and covenants made by Meridian herein. The parties recognize that it would be inequitable if the obligation of Fresenius, as set forth in this Section 7.4, were construed as a guarantee or surety so as to limit the ability of Meridian to proceed directly against Fresenius as provided hereafter. Accordingly, the parties acknowledge that Meridian may proceed against Fresenius in accordance with this Section 7.4 as provided below, with or without proceeding against Gull or any of its Subsidiaries. Fresenius shall not assert or exercise any, and hereby waives and disclaims all, rights of subrogation, indemnification or contribution by Gull or Meridian with respect to any payments made by it to Meridian pursuant to this Section. Fresenius agrees not to raise as a defense in any proceeding pursuant to this Section 7.4 as provided hereafter or in any other court or forum, any defense to the actions of Meridian based upon a theory that the indemnifications provided herein by Fresenius are in the nature of a guarantee or surety.

        The indemnification obligations of Fresenius under this Section 7.4 shall be limited as follows: (a) a limit of $11,094,059 for representations and warranties concerning taxation contained in Section 3.30, (b) a limit of $18,036,027 for material undisclosed liabilities of which Fresenius had Knowledge, (c) a limit of $11,094,059 received by Fresenius for material undisclosed liabilities of which Gull, but not Fresenius, had Knowledge, and (d) for all other matters covered by this Section 7.4, $3 million.

        7.5 Indemnifications by Meridian. Meridian shall indemnify Fresenius with respect to and hold Fresenius harmless from any liability, cost or expense which Fresenius may directly or indirectly incur, suffer by reason of, or which results from, arises out of or is based upon (i) the inaccuracy of any representation or warranty or failure to comply with any covenant, other than in
Section 6.12, made by Meridian herein, (ii) any failure by Gull to pay when due on or after the Closing Date any indebtedness of Gull guaranteed by Fresenius,
(iii) any failure by Meridian to pay when due any installment of interest on or principal of the Meridian Note, and (iv) any failure by Meridian to comply with its covenant in Section 6.12. The amount of any such liability on the part of Meridian pursuant to clause (i) of this Section 7.5 shall be limited to $3,000,000.

        7.6 Zoning Interruptions. If the operations of Gull's facility in Salt Lake County, Utah in the manner presently being conducted are interrupted during the twelve months following the Closing Date for reasons related to non-compliance with applicable zoning laws and regulations, Fresenius will indemnify Meridian and hold it harmless, subject to a limit of $4 million, from all liabilities, costs and expenses including, without limitation, consequential damages resulting from interruption of production which Gull or Meridian may incur as a result of any such interruption except costs of physical relocation of the facility. All contacts with zoning authorities relating to this matter shall be made by Gull and Fresenius prior to the closing and by Fresenius during such twelve month period following the closing except as may otherwise be authorized by Fresenius in writing.

        7.7 Indemnification Procedures. The rights of indemnification provided in Section 7.4, Section 7.5 and Section 7.6 shall be subject to the following provisions:

               7.7.1 No claim for indemnification pursuant to Section 7.4 or clause (i) of Section 7.5 may be made until the aggregate of all such claims exceeds $500,000.

               7.7.2 The indemnified party shall notify the indemnitor of any such liability specifying the nature of the liability and the amount or the estimated amount thereof to the extent then feasible to estimate but an estimate shall not be conclusive of the final amount of any such liability. The indemnitor shall have 10 business days from receipt of such notice to notify the indemnified party whether or not the indemnitor disputes its obligation to indemnify the indemnified party with respect to such liability. If such notice is not given by the indemnitor, the indemnitor shall pay the amount claimed promptly.

               7.7.3 Nothing shall prevent the indemnified party from making a claim with respect to a potential or contingent liability provided the indemnified party's notice sets forth a specific basis for any such potential or contingent liability and the estimated amount thereto to the extent then feasible and the indemnified party has reasonable grounds to believe that such a liability or impairment will be incurred or suffered. Any payment to an indemnified party with respect to any such potential or contingent liability shall be final and binding upon the indemnified party, regardless of the actual losses incurred by the indemnified party in respect of such liability when actually asserted or incurred.

               7.7.4 The indemnified party and the indemnitor shall attempt in good faith to resolve any dispute between them with respect to the matters covered by this Section promptly by negotiations between executives that have the authority to settle the dispute. Either party may give the other written notice of any dispute not resolved in the normal course. Within 10 business days following delivery of any such notice, executives of both parties shall meet at a mutually acceptable time and place thereafter for as long as they deem necessary to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 20 business days following delivery of such notice or if the parties fail to meet within 10 business days, either party may initiate mediation of the dispute. Mediation shall take place under the then current model procedure for mediation of business disputes at the American Arbitration Association, 140 W. 51st Street, New York, New York 10020. A neutral third party will be selected from the Association's panel. The place of mediation shall be New York City.

               Any dispute not resolved by mediation within 45 days after the initiation shall be settled by arbitration conducted expeditiously in accordance with the rules for arbitration of business disputes conducted by the American Arbitration Association by a sole arbitrator. If one party has requested to the other to participate in the procedures outlined above and the other has failed, the other may initiate arbitration before expiration of the 45 day period. Arbitration shall be governed by the United States Arbitration Act and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

        7.8 Transition. Fresenius will not take any action to discourage any lessor, licensor, customer, supplier, or other business associate of any of Gull and its Subsidiaries from maintaining the same business relationships with Gull and its Subsidiaries after the Closing Date as it maintained with them prior to the Closing Date. Fresenius will refer all customer inquiries relating to the businesses of Gull and its Subsidiaries to Meridian from and after the Closing Date. Fresenius will perform in all material respects all agreements now in force between it and Gull or any of its Subsidiaries until and after the Closing Date in accordance with the terms of any such agreements. Fresenius will transmit to Meridian any adverse reaction, adverse experience or quality complaints pertaining to the Products coming to Fresenius' attention after the Closing addressed to Meridian at the address set forth hereafter.

        7.9 Confidentiality. Fresenius will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to Meridian or destroy, at the request of Meridian, all tangible embodiments of the Confidential Information which are in its possession. If Fresenius is requested or required to disclose any Confidential Information, Fresenius will notify Meridian promptly at the request or requirement so that Meridian may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, Fresenius is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, Fresenius may disclose the Confidential Information; provided, however, that Fresenius shall use its reasonable efforts to obtain, at the reasonable request of Meridian, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as Meridian shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

        7.10 Noncompetition and Non-Solicitation Covenants. For a period of three years after the Closing Date, Fresenius will not initiate a new business
venture  or  acquire  any  business  which  is  predominantly   engaged  in  the
manufacture and sale of diagnostic testing kits and reagents in the same field of application as existing Gull or Meridian products (hereinafter referred to as "Prohibited Business") in any geographic area in which Gull and its Subsidiaries or Meridian and its Subsidiaries conducts that business as of the Closing Date, or solicit directly or indirectly or encourage any person employed by Gull or any Subsidiary or Meridian to leave such employment when Gull or Meridian desires to retain that employee. However, notwithstanding the foregoing, this
Section 7.10 shall not prevent or prohibit Fresenius from any of the following:

               (i) acquiring another business that is not predominantly engaged in the Prohibited Business; and

               (ii) distributing any products which are or may be competitive with products manufactured or sold by Gull or Meridian.

If Fresenius acquires another business pursuant to subsection (i) above which is also engaged in the Prohibited Business, Fresenius shall use its best efforts to notify Meridian of such acquisition and to enter into discussions with Meridian regarding possible business arrangements with respect thereto acceptable to both Fresenius and Meridian.

        If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        7.11 Contribution to Capital. Fresenius shall release its invoice dated June 30, 1998 in an amount of 856,281.18 German Marks evidencing its claim against Gull for the reimbursement of certain costs and expenses incurred by Fresenius on behalf of Gull by contributing such obligation to the capital of Gull prior to the closing.

        8.     Conditions to Obligations to Close.

        8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each Party to effect the Merger shall be subject to the satisfaction of the following conditions:

               8.1.1 The approval of Gull's Stockholders and of the Supervisory Board of Fresenius shall have been obtained;

               8.1.2 The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated and no objections to the Merger shall have been raised in connection with such filing;

               8.1.3 No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the Parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered;

               8.1.4 There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any Person or entity as a result of this Agreement or any of the transactions contemplated hereby which, if such Person or entity were to prevail, would reasonably be expected to prevent the consummation of the Merger or have a material adverse effect on the business, financial condition or results of operations of Gull and its Subsidiaries, taken as a whole; and

               8.1.5 Gull shall have received a letter from its financial advisor, dated the Closing Date, stating that the Fairness Opinion is in full force and effect.

        8.2 Conditions to Obligation of Meridian and the Transitory Subsidiary. The obligation of each of Meridian and the Transitory Subsidiary to consummate the Merger is subject to satisfaction of the following conditions:

               8.2.1 Gull and its Subsidiaries shall have procured all of the third party consents specified on the date of this Agreement pursuant to
        Section 6.2;

               8.2.2 The  representations  and  warranties  set forth in Section
        Section 3 and 5 shall be true and correct in all material respects at and as of the Closing Date other than to the extent that any such representation and warranty is, by its terms, expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date and Gull and Fresenius shall each represent and warrant to Meridian and the Transitory Subsidiary that the statements contained in Section Section 3 and 5, respectively, and in the accompanying Disclosure Schedule are correct and complete as of the Closing Date and as though the Closing Date were substituted for the date of this Agreement throughout those sections;

               8.2.3 Gull and Fresenius shall each have performed and complied with all of its covenants hereunder required to be performed or complied with on or prior to the Closing Date in all material respects;

               8.2.4 Since the date of this Agreement, there shall not have been or occurred any material adverse change in the business, financial condition, cash flows, results of operations or prospects for the manufacture and sale of Products and products in development of Gull and its Subsidiaries, taken as a whole, other than changes relating to Gull's industry or the economy in general and not specifically related to Gull and its Subsidiaries and other than reductions in shareholders' equity contemplated by Section 7.2;

               8.2.5 Gull shall have delivered to Meridian a certificate to the effect that each of the conditions specified in Section Section 8.2.1-8.2.4 is satisfied in all respects;

               8.2.6 Meridian shall have received from counsel to Gull and Fresenius opinions in form and substance substantially as set forth in Exhibits B and C attached hereto, addressed to Meridian and the Transitory Subsidiary, and dated as of the Closing Date;

               8.2.7 Meridian shall have received the resignations, effective as of the closing, of each director and officer of Gull and each of its Subsidiaries;

               8.2.8 All outstanding options to purchase Gull Shares shall have been canceled on terms satisfactory to Meridian and all shares of Gull Deutschland GmbH and Gull Europe S.A. owned by Michael Malan or John Turner shall have been acquired by Meridian or Gull;

               8.2.9 Gull and Fresenius shall have furnished to Meridian and the Transitory Subsidiary such other customary documents, certificates or instruments as Meridian may reasonably request evidencing compliance by Gull with the terms of this Agreement;

               8.2.10 Meridian shall have entered into employment agreements with Dr. Fred Rachford and John Turner providing for their employment for a  term  of  at  least  two  years  after  the  closing,  containing confidentiality and two year noncompetition provisions following termination of employment and otherwise on terms reasonably satisfactory to Meridian. Meridian shall have entered into a consulting agreement with Holly Scribner providing for a term of at least two years of consultation after the closing, containing confidentiality and two-year noncompetition provisions following termination of the consulting relationship and otherwise on terms reasonably satisfactory to Meridian;

               8.2.11 Meridian and Fresenius shall have entered into a mutually satisfactory agreement for the continued manufacture for Gull or Meridian of the blood group and HLA Products currently being manufactured in Fresenius' facility and with such agreement expiring no more than two years after the Closing Date;

               8.2.12 The due diligence of Meridian contemplated in Section 6.6 shall have been completed and not have revealed anything of a material adverse nature as to the assets, liabilities, businesses, operations and financial condition of Gull which is not the subject of a representation or warranty contained herein; and

               8.2.13 Meridian shall have obtained the written consent of the College of American Pathologists for the assumption by Meridian of control of Gull and to the transfer of the location of the production called for in an agreement dated January 1, 1998 between Gull and the College of American Pathologists from Gull's facility in Salt Lake County, Utah to Meridian's facility in Cincinnati, Ohio.

               Meridian may waive any condition specified in a writing so stating at or prior to the closing.

        8.3 Conditions to Obligation of Gull and Fresenius. The obligations of Gull and Fresenius to consummate the Merger are subject to satisfaction of the following conditions:

               8.3.1 The representations and warranties set forth in Section 4 shall be true and correct in all material respects, at and as of the Closing Date other than to the extent that any such representation and warranty is, by its terms, expressly limited to a specific date, in which case such representation and warranty shall be true and correct as of such date and Meridian shall represent and warrant to Gull and Fresenius that the statements contained in Section 4 are correct and complete as of the Closing Date and as though the Closing Date were substituted for the date of this Agreement throughout those sections;

               8.3.2 Each of Meridian and the Transitory Subsidiary shall have performed and complied with all of its covenants hereunder required to be performed or complied with on or prior to the Closing Date in all material respects through the closing;

               8.3.3 Each of Meridian and the Transitory Subsidiary shall have delivered to Gull a certificate to the effect that each of the conditions specified in Section 8.3 is satisfied in all respects;

               8.3.4  The Fairness Opinion shall not have been withdrawn;

               8.3.5 Gull and Fresenius shall have received from counsel to Meridian and the Transitory Subsidiary an opinion in form and substance substantially as set forth in Exhibit D attached hereto, addressed to each of them; and

               8.3.6 Meridian and the Transitory Subsidiary shall have furnished to Gull such other customary documents, certificates or instruments as Gull may reasonably request evidencing compliance by Meridian and the Transitory Subsidiary with the terms of this Agreement.

               Gull and Fresenius may waive any condition specified in a writing so stating at or prior to the closing.

        9.     Termination.

        9.1 Termination of Agreement. This Agreement may be terminated at any time prior to the Effective Time by:

               9.1.1  The Parties by mutual written consent;

               9.1.2 Meridian and the Transitory Subsidiary by giving written notice to Gull and Fresenius if the conditions set forth in Section
        8.2.12 have not been met or if Fresenius or Gull has breached any material representation, warranty, or covenant contained in this

        Agreement in any material respect, Meridian or the Transitory Subsidiary has notified Fresenius or Gull of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or if the closing shall not have occurred on or before December 1, 1998, unless the failure to close results from the failure of Gull or Fresenius to satisfy conditions set forth in Section Section 8.2.2 and 8.2.3;

               9.1.3  Gull  by  giving   written  notice  to  Meridian  and  the
        Transitory Subsidiary if Meridian or the Transitory Subsidiary has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Gull has notified Meridian and the Transitory Subsidiary of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or if the closing shall not have occurred on or before December 1, 1998, unless the failure to close results from the failure of Meridian to satisfy the conditions set forth in Section Section 8.3.1 and 8.3.2;

               9.1.4 Gull, if notwithstanding Gull's compliance with Section 6.8, Gull receives and accepts prior to the Closing Date a Third Party Offer; provided, however, that, in the event of such acceptance of a Third Party Offer Gull shall immediately pay to Meridian as called for in Section 6.8, the sum of $350,000 as liquidated damages and not as a penalty, any such payment to be made in immediately available United States funds;

               9.1.5 Gull or Meridian  notwithstanding  Gull's  compliance  with
        Section 6.8, if Gull's Board of Directors prior to the Closing Date withdraws its recommendation to Gull Stockholders of this Agreement and the Merger; provided, however, that in the event of such withdrawal Gull shall immediately pay to Meridian its out-of-pocket expenses incurred in relation to the transaction. In addition, if within twelve months after such termination, Gull shall consummate a Third Party Offer, Gull and Fresenius shall be jointly and severally obligated to pay Meridian the additional sum of $350,000, as liquidated damages and not as a penalty, any such payment to be made promptly in immediately available United States funds;

               9.1.6 Any Party by giving written notice to the other Parties if this Agreement and the Merger fail to receive the approval of Gull's Stockholders or if any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable; or

               9.1.7 Meridian, if Fresenius' Supervisory Board shall not have duly approved the actions of its officer executing this Agreement.

        9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 9.1, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except for any liability of any Party then in breach or as set forth in Section 9.1; subject to Section Section 3.8, 4.4, 5.3 and 7.9, the confidentiality provisions contained in Section 6.6, this Section 9.2 and Section 10, each of which shall survive any such termination.

        10.    Miscellaneous.

        10.1 Survival. The representations, warranties and covenants of the Parties will survive the closing of the Merger for a period of one year following the delivery to Meridian of audited financial statements for Meridian and Gull covering the year ended September 30, 1998, but such date of delivery shall be deemed to be no later than December 30, 1998. This time period shall be one year following the delivery of audited financial statements from Meridian and Gull covering the year ended September 30, 1999 but such date of delivery shall be deemed to be no later than December 30, 1999 with respect to the matters covered by the following sections of this Agreement: Section 3.5 - "Filings with the SEC," Section 3.7 - "Undisclosed Liabilities," Section 3.10 - "Litigation," Section 3.11 - "Product Warranty," Section 3.12 "Product Liability," Section 3.14 - "Employee Benefits," Section 3.27 - "Contracts and Agreements," Section 3.28 - "Licenses and Permits," Section 3.30 - "Taxes and Tax Returns," Section 6.8 - "Exclusivity," Section 7.3 - "Indemnification for Shareholder Actions," and except that the period of survival shall be five years after the Closing Date for Section 6.9 - "Bylaw Indemnification," and three years after the Closing Date for Section 7.10 - "Covenant Not to Compete" and twelve months after a termination for the matters contemplated by Section 9.1.5.
Section 7.4, Section 7.5 and Section 7.6 shall survive subject to the various periods of limitations set forth above. Any claim brought under Section 7.4,
Section 7.5 and Section 7.6 shall be presented within 60 days after expiration of the relevant period of survival with respect to each such claim.

        10.2 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or by any listing or trading agreement concerning its publicly-traded securities in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure.

        10.3 No Obligations Upon Fresenius Medical Care AG. It is expressly understood among the parties to this Agreement that no representation, warranty, covenant or any other provision contained in this Agreement shall apply to or be binding upon Fresenius Medical Care AG or any of its Subsidiaries.

        10.4 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in
Section 2 concerning payment of the Merger consideration are intended for the benefit of, and shall be enforceable by Gull Stockholders, their heirs and their respective legal representatives and the provisions in Section 6.9 are intended for the benefit of, and shall be enforceable by the individuals specified therein and their heirs and their respective legal representatives and shall be binding on Meridian, the Transitory Subsidiary and Gull, their respective Subsidiaries and their respective successors and assigns.

        10.5 Entire Agreement. This Agreement including the documents referred to herein constitutes the entire agreement among the parties and supersedes any prior or contemporaneous understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

        10.6 Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties provided, however, that Meridian may assign its rights hereunder to an affiliated entity without the prior written consent of Gull and Fresenius provided Meridian executes a written guarantee of the obligations of any such assignee in a form reasonably acceptable to Gull and Fresenius.

        10.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        10.8 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        10.9 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be addressed to the intended recipient as set forth:

               If to Gull:       GULL LABORATORIES, INC.
                                 1011 East Murray Holladay Road
                                 Salt Lake City, Utah  84117
                                 Attention: Silke Humberg Ph.D.
                                 Fax: 801-269-8251

               With a required   PRINCE, YEATES & GELDZAHLER
               copy to:          City Centre I, Suite 900
                                 175 East 400 South
                                 Salt Lake City, Utah   84111
                                 Attention: Gregory E. Lindley, Esq.
                                 Fax:  801-524-1099

               If to Fresenius   FRESENIUS AG
                                 Else-Kroner Str. 1
                                 61346 Bad Homburg, Germany
                                 Attention:  Rainer Baule
                                 Fax:  011-49-6172-608-2386

               With a required   O'MELVENY & MYERS LLP
               copy to:          Citicorp Center
                                 153 East 53rd Street
                                 New York, New York 10022-4461
                                 Attention:  Robert A. Grauman, Esq.
                                 Fax:  212-326-2061

               If to Meridian    MERIDIAN DIAGNOSTICS, INC.
               or the Transitory 3471 River Hills Drive
               Subsidiary:       Cincinnati, Ohio  45244
                                 Attention: Mr. John A. Kraeutler
                                 Fax: 513-271-3762

               Copy to:          KEATING, MUETHING & KLEKAMP
                                 1800 Provident Tower
                                 One East Fourth Street
                                 Cincinnati, Ohio  45202
                                 Attention:  Gary P. Kreider, Esq.
                                 Fax:  513-579-6956

        Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above by any commercially reasonable means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner provided herein.

        10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of Ohio without giving effect to any choice or conflict of law provision or rule, whether of Ohio or any other jurisdiction, that would cause or result in the application of the laws of any jurisdiction other than Ohio.

        10.11 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective Boards of Directors; provided, however, that any amendment effected after obtaining the approval of Gull Stockholders will be subject to the restrictions contained in the Utah Revised Business Corporation Act. Any decrease in the Merger consideration per Gull Share shall be submitted to Gull's Stockholders for approval. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        10.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        10.13 Expenses. Each of the Parties will bear its own costs and expenses including legal fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby. Meridian shall pay filing fees under the Hart-Scott-Rodino Act.

        10.14 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

        10.15  Incorporation  of  Exhibits  and  Schedules.   The  Exhibits  and
Schedules   identified  in  this  Agreement  and  the  Disclosure  Schedule  are incorporated herein by reference and made a part hereof.

        10.16 Jurisdiction. All within the meaning of Section 2307.39 of the Ohio Revised Code, any lawsuit to enforce or interpret this Agreement can be brought and maintained only in the Court of Common Pleas of Hamilton County, Ohio or the U.S. District Court for the Southern District of Ohio at Cincinnati, and the substantive law of the State of Ohio will govern and control every issue or dispute relating to the interpretation or enforcement of this Agreement.

                                          * * * * *

        IN WITNESS WHEREOF, the Parties hereto have executed this Merger Agreement on September 15, 1998.

                                             GULL LABORATORIES, INC.



                                             By:   /s/Silke Humberg
                                                _______________________________
                                                Name:  Silke Humberg
                                                Title: CEO & President

                                             MERIDIAN DIAGNOSTICS, INC.



                                            By:  /s/John A. Kraeutler
                                               _________________________________
                                               Name:  John A. Kraeutler
                                               Title: President

                                            FRESENIUS AG



                                            By:  /s/Rainer Baule
                                               _________________________________
                                               Name:  Ranier Baule
                                               Title: COO, President,
                                                      I & H Division



                                            By:  /s/M. Schmidt
                                               _________________________________
                                               Name:  M. Schmidt
                                               Title: President, Pharma Division

                                            MERIDIAN ACQUISITION CO.


                                            By:  /s/John A. Kraeutler
                                               _________________________________
                                               Name:  John A. Kraeutler
                                               Title: President